Exhibit 99.1

Rigetti Computing Announces Update to CEO Leadership Transition

BERKELEY, Calif., Nov. 9, 2022 — Rigetti Computing, Inc. (“Rigetti” or the “Company”) (Nasdaq: RGTI), a pioneer in hybrid quantum-classical computing, announced today that the Company’s Founder, Dr. Chad Rigetti, has provided to the Company his intention to tender resignation from his positions as the Company’s President, Chief Executive Officer and Director on the Company’s Board of Directors, with an anticipated effective date of December 15, 2022.

As previously announced, the Company is conducting a search for Dr. Rigetti’s successor. In the event the Company is unable to identify and appoint a successor before Dr. Rigetti’s resignation date, it is anticipated that Rick Danis, the Company’s General Counsel and Corporate Secretary, will serve as interim President and Chief Executive Officer as of such date until a successor to Dr. Rigetti has been appointed.

“The Board thanks Dr. Rigetti and we wish him every success in his next endeavor,” said Cathy McCarthy, Chair of the Company’s board of directors. “The Board has full confidence in Mr. Danis’ ability to seamlessly step in as interim CEO if needed during this transition and in our talented technical team’s ability to continue advancing our technology in our pursuit of quantum advantage.”

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for high-performance practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Rigetti has more than 150 patents awarded and pending. The Company was founded in 2013 by Chad Rigetti and today employs more than 190 people with offices in the United States, U.K. and Australia.

Forward-Looking Statements

Certain statements in this communication may be considered forward-looking statements, including statements with respect to expectations with respect to a search for a new chief executive officer of the Company, including the results and timing thereof, expectations with respect to transitions in management, including with respect to interim chief executive officer of the Company, expectations with respect to the role of individuals at the Company, including Dr. Rigetti and Mr. Danis and statements with respect to the Company’s advancement of technology in its pursuit to achieve quantum advantage. Forward-looking statements generally relate to future events and can be identified by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “believe,” “predict,” “potential,” “pursue,” “aim,” “goal,” “mission,” “outlook,” “anticipate” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Rigetti and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Rigetti’s ability to achieve milestones, technological advancements, including with respect to its roadmap, help unlock quantum computing, and develop practical applications; the ability of Rigetti to complete ongoing negotiations with government contractors successfully and in a timely manner; the potential of quantum computing; the ability of Rigetti to obtain government contracts and the availability of government funding; the ability of Rigetti to expand its QCaaS business; the success of Rigetti’s partnerships and collaborations; Rigetti’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against Rigetti or others; the ability to meet stock exchange listing standards; the risk that the business combination disrupts current plans and operations of Rigetti; the ability to recognize the anticipated benefits of its recent business combination with Supernova, which may be affected by, among other things, competition, the ability of Rigetti to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the business combination with Supernova and operating as a public company; changes in applicable laws or regulations; the possibility that Rigetti may be adversely affected by other economic, business, or competitive factors; Rigetti’s estimates of expenses and profitability; the evolution of the markets in which Rigetti competes; the ability of Rigetti to execute on its technology roadmap; the ability of Rigetti to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the impact of the COVID-19 pandemic on Rigetti’s business; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of Rigetti’s cash resources; unfavorable conditions in Rigetti’s industry, the global economy or global supply chain, including financial and credit market fluctuations and uncertainty, rising inflation, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions against Russia), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration on Form S-4, the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2022, and in the Company’s Form 10-Q for the three months ended June 30, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Media Contact:

Rigetti Computing, Inc.

Brad Williams

press@rigetti.com

Investor Contact:

Polly Pearson

Investor Relations

RGTI@investorrelations.com